UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2005

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2005, our subsidiary, Authorize.Net Corp., entered into a lease agreement for 14,140 square feet of premises commonly known as 915 South 500 East, American Fork, Utah. The lease term is from November 1, 2005 through October 31, 2010. Rent for the premises is $19,650.00 per month. At each year’s anniversary, the rent will increase by three percent (3%) as a cost of living adjustment. A security deposit of $19,650 has been provided to the landlord under the lease.

The lease also provides for us to extend or renew the lease for two additional years at current market price for that time and for our right to lease any available space in the building on the same terms and conditions as provided in the lease.

If there is an Event of Default (as defined in the lease), lessor may terminate the lease and we would be liable for rent through the date of termination, all future rent under the Lease, reasonable costs of making repairs required to be made by us under the lease and of performing our lease covenants, and reasonable attorney’s fees and other costs.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01, the text of which is incorporated in Item 2.03 by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

November 1, 2005	By:	/s/ Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Utah Commercial Lease